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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of International Paper Company on Form S-4 of our reports dated February 3, 1995, appearing in or incorporated by reference in the Annual Report on Form 10-K/A of Federal Paper Board Company, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP

                                          Parsippany, New Jersey
                                          February 9, 1996